UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2016 (February 25, 2016)

COMMUNITY FIRST, INC.

(Exact name of registrant as specified in charter)

Tennessee	0-49966	04-3687717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South James M. Campbell Blvd. Columbia, TN	38401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (931) 380-2265

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 25, 2016, Community First, Inc., a Tennessee corporation (the “Company”) held a Special Meeting of Shareholders (the “Special Meeting”), for which the Board of Directors of the Company solicited proxies, at 4:00 p.m. local time, at the Operations building of Community First Bank & Trust, a wholly-owned bank subsidiary of the Company, located at 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401. At the Special Meeting, the Company’s common and preferred shareholders voted on the following proposals as described in detail in the Company’s Proxy Statement dated January 15, 2016 (the “Proxy Statement”). The proposals voted on and approved by the shareholders at the Shareholders Meeting related to amendments to the Company’s Amended and Restated Charter, as amended (the “Proposed Amendments”) were as follows:

Proposal 1: Cancellation of Series A Preferred Stock Undeclared Dividends

To cancel the amount of undeclared dividends in respect of the Company’s Fixed Rate, Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) that is accumulated but undeclared on or prior to the effective date of the filing of the articles of amendment to the Company’s Amended and Restated Charter, as amended, implementing the Proposed Amendments. The proposal was approved by the following tabulation:

	For	Against	Abstentions	Broker Non-Votes

Series A Preferred Stock	11,905	—	—	—
Common Stock	1,768,807	17,821	8,232	—

Proposal 2: Reduction of Series A Preferred Stock Liquidation Amount

To reduce the amount payable on the shares of the Series A Preferred Stock in the event of the Company’s liquidation, dissolution and winding up or upon the optional redemption of the Series A Preferred Stock to an amount equal to the sum of $650 per share plus the amount of any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding the date of liquidation, dissolution or winding up of the Company, or redemption of the shares. The proposal was approved by the following tabulation:

	For	Against	Abstentions	Broker Non-Votes

Series A Preferred Stock	11,905	—	—	—
Common Stock	1,770,687	17,921	6,252	—

Proposal 3: Reduction of Series A Preferred Stock Dividend Rate

To reduce the dividend rate payable on the shares of Series A Preferred Stock from 9% per annum to 5% per annum. The proposal was approved by the following tabulation:

	For	Against	Abstentions	Broker Non-Votes

Series A Preferred Stock	11,905	—	—	—
Common Stock	1,741,998	51,035	1,827	—

Proposal 4: Change Designation of Series A Preferred Stock from “Cumulative” to “Non-Cumulative”

To change the designation of the Series A Preferred Stock from “Cumulative” to “Non-Cumulative” and change the rights of the holders of the Series A Preferred Stock such that dividends or distributions on the Series A Preferred Stock will not accumulate unless declared by the board of directors and subsequently not paid. The proposal was approved by the following tabulation:

	For	Against	Abstentions	Broker Non-Votes

Series A Preferred Stock	11,905	—	—	—
Common Stock	1,732,817	52,336	9,706	—

Proposal 5: Eliminate Common Stock Dividend Restrictions

To eliminate the restrictions on the Company’s ability to pay dividends or make distributions on, or repurchase, its common stock or other junior stock ranking in party with the Series A Preferred Stock prior to paying accumulated but undeclared dividends or distributions on the Series A Preferred Stock. The proposal was approved by the following tabulation:

	For	Against	Abstentions	Broker Non-Votes

Series A Preferred Stock	11,905	—	—	—
Common Stock	1,767,034	27,533	293	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FIRST, INC.

By:	/s/ Louis E. Holloway
Name:	Louis E. Holloway
Title:	Chief Executive Officer

Date: March 2, 2016